A. Settlement Statement

U.S. Department of Housing and Urban Development

OMB Approval No. 2502-0265

B. Type of Loan

1.☐ FHA 2.☐ RHS 3.☐Conv. Unins. 4.☐ VA 5.☐ Conv. Ins.

6. File Number	7. Loan Number	8. Mortgage Insurance Case Number
26-0188		

C. Note: This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for information purposes and are not included in the totals.

D. Name and Address of Borrower	E. Name and Address of Seller	F. Name and Address of Lender
Desirae Serrano-Diaz 126 Wildwood Road Stockbridge , GA 30281	Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC 996 Greenwood Ave. NE, Apt. 1 Atlanta , GA 30306	CASH

G. Property Location	H. Settlement Agent	
126 Wildwood Road Stockbridge , GA 30281 LL 94, 12th District, Henry County Lot 18, Blk A, Bridgewood, First Park of Unit 2	Dixon Law Group, P.C. 175 Corporate Center Dr. A, Stockbridge, GA 30281 Place of Settlement 175 Corporate Center Dr. Ste A Stockbridge, GA 30281	I. Settlement Date 08/31/2026 DD: 08/31/2026

J. SUMMARY OF BORROWER'S TRANSACTION:			K. SUMMARY OF SELLER'S TRANSACTION:		
100. GROSS AMOUNT DUE FROM BORROWER			**400. GROSS AMOUNT DUE TO SELLER**		
101. Contract sales price		147,000.00	401. Contract sales price		147,000.00
102. Personal property			402. Personal property		
103. Settlement charges to borrower (line 1400)		1,950.39	403.		
104.			404.		
105.			405.		
Adjustments for items paid by seller in advance			**Adjustments for items paid by seller in advance**		
106. City/town taxes	to		406. City/town taxes	to	
107. County taxes	to		407. County taxes	to	
108. Assessments	to		408. Assessments	to	
109.			409.		
110.			410.		
111.			411.		
112.			412.		
120. GROSS AMOUNT DUE FROM BORROWER		148,950.39	**420. GROSS AMOUNT DUE TO SELLER**		147,000.00
200. AMOUNTS PAID BY OR IN BEHALF OF BORROWER			**500. REDUCTIONS IN AMOUNT TO SELLER**		
201. Deposit or earnest money		1,600.00	501. Excess Deposit (see instructions)		
202. Principal amount of new loan(s)			502. Settlement charges to seller (line 1400)		8,845.00
203. Existing loan(s) taken subject to			503. Existing loans taken subject to		
204.			504. Payoff of first mortgage loan Shellpoint Mortgage Servicing		121,674.49
205.			505. Payoff of second mortgage loan		
206.			506. Special Handling of Payoff		35.00
207.			507.		
208.			508.		
209.			509.		
Adjustments for items unpaid by seller			**Adjustments for items unpaid by seller**		
210. City/town taxes	to		510. City/town taxes	to	
211. County taxes	01/01 to 08/31	2,576.32	511. County taxes	01/01 to 08/31	2,576.32
212. Assessments	to		512. Assessments	to	
213.			513.		
214.			514.		
215.			515.		
216.			516.		
217.			517.		
218.			518.		
219.			519.		
220. TOTAL PAID BY / FOR BORROWER		4,176.32	**520. TOTAL REDUCTION AMOUNT DUE SELLER**		133,130.81
300. CASH AT SETTLEMENT FROM OR TO BORROWER			**600. CASH AT SETTLEMENT TO OR FROM SELLER**		
301. Gross amount due from borrower (line 120)		148,950.39	601. Gross amount due to seller (line 420)		147,000.00
302. Less amounts paid by/for borrower (line 220)		4,176.32	602. Less reduction amount due to seller (line 520)		133,130.81
303. CASH FROM **BORROWER**		144,774.07	603. CASH TO **SELLER**		13,869.19

L. SETTLEMENT CHARGES: File Number: 26-0188	PAID FROM BORROWER'S FUNDS AT SETTLEMENT	PAID FROM SELLER'S FUNDS AT SETTLEMENT
700. TOTAL SALES/BROKER'S COMMISSION based on price $ 147,000.00 @ 6.00 = 8,820.00		
Division of commission (line 700) as follows:		
701. $ 4,410.00 to Keller Williams Realty Atlanta Midtown		
702. $ 4,410.00 to Crye-Leike, Realtors		
703. Commission paid at Settlement		8,820.00
704.		
800. ITEMS PAYABLE IN CONNECTION WITH LOAN P.O.C.		
801. Loan Origination Fee %		
802. Loan Discount %		
803. Appraisal fee to		
804. Credit report to		
805. Lender's inspection fee to		
806. Mtg. ins. application fee to		
807. Assumption fee to		
808.		
809.		
810.		
811.		
812.		
813.		
814.		
815.		
900. ITEMS REQUIRED BY LENDER TO BE PAID IN ADVANCE		
901. Interest from to @$ /day		
902. Mortgage insurance premium to		
903. Hazard insurance premium yrs. to		
904.		
905.		
1000. RESERVES DEPOSITED WITH LENDER FOR		
1001. Homeowner's insurance mo. @$ / mo.		
1002. Mortgage insurance mo. @$ / mo.		
1003. City property taxes mo. @$ / mo.		
1004. County property taxes mo. @$ / mo.		
1005. Annual Assessments mo. @$ / mo.		
1006. mo. @$ / mo.		
1007. mo. @$ / mo.		
1008. Aggregate Reserve for Hazard/Flood Ins, City/County Prop Taxes, Mortgage Ins & Annual Assessments		
1100. TITLE CHARGES		
1101. Settlement or closing fee to		
1102. Abstract or title search to		
1103. Title examination to Dixon Law Group, P.C.	250.00	
1104. Title insurance binder to		
1105. Document preparation to		
1106. Notary fees to		
1107. Attorney's fees to Dixon Law Group, P.C.	600.00	
(includes above item No:)		
1108. Title insurance to CATIC	924.00	
(includes above item No:)		
1109. Lender's coverage		
1110. Owner's coverage 147,000.00 --- 924.00		
1111.		
1112.		
1113.		
1200. GOVERNMENT RECORDING AND TRANSFER CHARGES		
1201. Recording fees Deed $ 25.00 ; Mortgage $; Releases $ 25.00	25.00	25.00
1202. City/county/stamps Deed $; Mortgage $		
1203. State tax/stamps Deed $ 147.00 ; Mortgage $	147.00	
1204. GSCCCA e-Filing Fee	4.39	
1205.		
1300. ADDITIONAL SETTLEMENT CHARGES		
1301. Survey to		
1302. Pest inspection to		
1303.		
1304.		
1305.		
1306.		
1307.		
1308.		
1400. TOTAL SETTLEMENT CHARGES (enter on lines 103 and 502, Sections J and K)	1,950.39	8,845.00

26-0188

I have carefully reviewed the HUD-1 Settlement Statement and to the best of my knowledge and belief, it is a true and accurate statement of all receipts and disbursements made on my account or by me in the transaction, I further certify that I have received a copy of the HUD-1 Settlement Statement.

Purchaser:

_________________________(SEAL)
Desirae Serrano-Diaz

Seller:
Landa App 2 LLC – 126 Wildwood Road Stockbridge Georgia LLC

_________________________(SEAL)
Sammiya Mujtaba, Authorized Signor

The HUD-1 Settlement Statement which I have prepared is a true and accurate account of this transaction. I have caused or will cause the funds to be disbursed in accordance with this statement.

____
Dixon Law Group, P.C.

August 31st, 2026
Date

WARNING: It is a crime to knowingly make false statements to the United States on this or any other similar form. Penalties upon conviction can include a fine or imprisonment. For details see: Title 18 U.S. Code Section 1001 and Section 1010.